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                        [FENWICK & WEST LLP LETTERHEAD]
                                                                    EXHIBIT 5.01

                                  May 19, 1999

Exodus Communications, Inc.
2831 Mission College Boulevard
Santa Clara, CA 95054

Ladies and Gentlemen:

   At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission (the "Commission") on or about May 21, 1999 in connection with the registration under the Securities Act of 1933, as amended, of (i) an aggregate of 5,473,150 shares of your Common Stock (the "Stock") issuable upon conversion of $250,000,000 aggregate principal amount of your 5% Convertible Subordinated Notes due March 15, 2006 (the "Registrable Notes"), which Registrable Notes are convertible into such Stock at a conversion rate of
21.8926 shares of Stock per $1,000 principal amount of Registrable Notes, subject to adjustment in certain circumstances, and (ii) the Registrable Notes, all of which Stock and Registrable Notes are being sold by the Selling Securityholders that may be specified in the Registration Statement and the prospectuses associated therewith from time to time.

   In rendering this opinion, we have examined the following:

     (1) your registration statements on Form 8-A filed with the Commission on February 13, 1998 and January 29, 1999;

     (2) your Annual Report on Form 10-K for the year ended December 31,
  1998;

     (3) your Quarterly Report on Form 10-Q for the quarter ended March 31,
  1999;

     (4) your Current Reports on Form 8-K filed with the Commission on January 29, 1999, February 22, 1999 and March 2, 1999;

     (5) the Registration Statement, together with the exhibits filed as a part thereof or incorporated by reference therein;

     (6) the Prospectuses prepared in connection with the Registration
  Statement;

     (7) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in your minute books that are in our possession;

     (8) summary reports from you confirming the number of shares of your capital stock outstanding as of May 19, 1999 and the number of options, warrants and any other rights to acquire shares of your capital stock outstanding as of May 19, 1999;

     (9) oral verification from your transfer agent of the number of outstanding shares of your common stock as of May 19, 1999;

     (10) a Management Certificate addressed to us and dated of even date herewith executed by you containing certain factual and other representations; and

     (11) the opinion of Winthrop, Stimson, Putnam & Roberts (the "Winthrop Opinion") of even date herewith with respect to matters governed by the laws of the State of New York.

   We have also confirmed the continued effectiveness of your registration under the Securities Exchange Act of 1934, as amended, by telephone call to the offices of the Commission and have confirmed your eligibility to use Form S-3.

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   In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us, and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

   As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from public officials and records referred to above. We have made no independent investigation or other attempt to verify the accuracy of any information set forth in such documents or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

  In rendering this opinion, we have also assumed that, at the time of any issuance of any shares of Stock pursuant to the Registration Statement, the number of shares of Stock so issued will not exceed that number of shares of Stock obtained by subtracting from the number of shares of Stock then authorized under your Certificate of Incorporation: (a) the number of shares of Stock that are then issued and (b) the number of shares of Stock that are then reserved for issuance pursuant to your then outstanding commitments or obligations.

   We are admitted to practice law in the State of California, and we express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the existing laws of the State of California and, without reference to case law or secondary sources, the existing Delaware General Corporation Law. In rendering the opinion expressed in clause (i)(B) below relating to matters governed by the laws of the State of New York, we have relied solely on the Winthrop Opinion.

   You have informed us that you intend to issue the Stock from time to time on a delayed or continuous basis. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We are basing this opinion on our understanding that, prior to issuing any Stock, you will advise us in writing of the terms thereof and other information material thereto, will afford us an opportunity to review the operative documents pursuant to which such Stock is to be issued (including the Registration Statement, the Prospectus and the applicable Prospectus Supplement, as then in effect) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate with respect to such Stock. However, we undertake no responsibility to monitor your future compliance with applicable laws, rules or regulations of the Commission or other governmental body. We also assume you will timely file any and all supplements to the Registration Statement and Prospectus as are necessary to comply with applicable laws in effect from time to time.

   Based upon the foregoing, it is our opinion that (i) the Convertible Notes are (A) validly issued and (B) are binding obligations of the Company (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws of general application relating to or affecting creditors' rights, by general principles of equity (regardless of whether considered in a proceeding at law or in equity), including without limitation, the availability or unavailability of equitable remedies, and by an implied covenant of good faith and fair dealing, and the effect of California and federal laws relating to usury or permissible rates of interest for loans, forebearances or the use of money), and (ii) upon completion of the proceedings being taken or contemplated by us, upon conversion of the Convertible Notes in accordance with their terms, the up to 5,473,150 shares of Stock that may be sold by the Selling Stockholders pursuant to the Registration Statement, when issued and sold in the manner referred to in the Registration Statement pursuant to the Prospectus, will be validly issued, fully paid and nonassessable.

   We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement and the Prospectus constituting a part thereof.

   This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for the your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.

                                          Very truly yours,

                                          /s/ FENWICK & WEST LLP




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